                                                Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-62978



                               THE SHAW GROUP INC.

                     LIQUID YIELD OPTION(TM) NOTES DUE 2021

                             (ZERO COUPON -- SENIOR)

                                       AND

                                  COMMON STOCK,

                                  NO PAR VALUE



                          PROSPECTUS SUPPLEMENT NO. 17
                              DATED MARCH 11, 2003
                        TO PROSPECTUS DATED JULY 12, 2001


                              ---------------------


         The section titled "Selling Securityholders" on page 31 of the prospectus dated July 12, 2001 is amended in its entirety by this Prospectus Supplement No. 17 to read as follows.

                             SELLING SECURITYHOLDERS

         The LYONs, and any shares of our common stock issued upon conversion of the LYONs, are being offered by the selling securityholders listed in the table below. We issued and sold the LYONs in a private placement to Merrill Lynch. The selling securityholders purchased their LYONs from Merrill Lynch or from subsequent holders in transactions exempt from registration under the Securities Act.

         Only the LYONs and those shares of common stock issued to the selling securityholders upon conversion of their LYONs are being offered by the selling securityholders named in this prospectus. This prospectus will not cover sales of common stock received upon conversion of LYONs purchased from a selling securityholder named in this prospectus.

         No offer or sale under this prospectus may be made by a securityholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus to include additional selling securityholders upon request and upon provision of all required information to us, subject to the terms of the Registration Rights Agreement dated as of May 1, 2001 between The Shaw Group Inc. and Merrill Lynch.

         The following table sets forth the name of each selling securityholder, the nature of any position, office, or other material relationship which the selling securityholder has had, within the past three years, with us or with any of our predecessors or affiliates, the amount of LYONs and shares of our common stock beneficially owned by such securityholder prior to the offering, the amount to be offered for the securityholder's account and the amount to be owned by such securityholder after completion of the offering.

         We prepared the table based on information supplied to us by the selling securityholders. We have not sought to verify such information. Additionally, some or all of the selling securityholders may have sold or transferred some or all of their LYONs, in transactions exempt from the registration requirements of the Securities Act, or some or all of their shares of our common stock, in exempt or non-exempt transactions, since the date on which the information in the table was provided to us. Other information about the selling securityholders may also change over time.

                                         PRINCIPAL                                       NUMBER OF
                                           AMOUNT                         PRINCIPAL        SHARES                     NUMBER OF
                                        AT MATURITY                        AMOUNT        OF COMMON     NUMBER OF       SHARES
                                          OF LYONS                      AT MATURITY OF     STOCK        SHARES       OF COMMON
                                        BENEFICIALLY  PRINCIPAL AMOUNT   LYONS TO BE    BENEFICIALLY   OF COMMON     STOCK TO BE
                                        OWNED PRIOR    AT MATURITY OF    OWNED AFTER    OWNED PRIOR   STOCK BEING    OWNED AFTER
                                           TO THE       LYONS BEING     COMPLETION OF      TO THE       OFFERED     COMPLETION OF
NAME                                      OFFERING     OFFERED HEREBY   THE OFFERING    OFFERING(1)     HEREBY      THE OFFERING
-----------------------------------------------------------------------------------------------------------------------------------
Alpha U.S. Sub Fund VIII, LLC.........   $2,250,000       $2,250,000          -            18,672        18,672           -
Aftra Health Fund.....................     $190,000         $190,000          -             1,577         1,577           -
Allstate Insurance Company............   $2,550,000       $2,550,000          -            43,662        21,162        22,500
Allstate Life Insurance Company.......   $2,850,000       $2,850,000          -            46,152        23,652        22,500
Amaranth Securities L.L.C.............  $15,000,000      $15,000,000          -           139,382       124,482        14,900
Arbitex Master Fund, L.P..............   $6,500,000       $6,500,000          -            53,942        53,942           -
Argent Classic Convertible Arbitrage
Fund (Bermuda), Ltd...................   $5,000,000       $5,000,000          -            41,494        41,494           -
Arkansas Teachers Retirement..........   $7,407,000       $7,407,000          -            61,469        61,469           -
Banc of America Securities LLC........  $15,000,000      $15,000,000          -           124,482       124,482           -
Bank Austria Cayman Island, Ltd.......   $3,500,000       $3,500,000          -            29,046        29,046           -
Baptist Health of South Florida.......     $926,000         $926,000          -             7,685         7,685           -
Barclays Capital Securities...........  $12,200,000      $12,200,000          -           101,245       101,245           -
Bear, Stearns & Co. Inc...............   $5,000,000       $5,000,000          -            41,494        41,494           -
Black Diamond Offshore LTD............   $1,019,000       $1,019,000          -             8,456         8,456           -
Boston Museum of Fine Art.............      $98,000          $98,000          -               813           813           -
BTES - Convertible ARB................   $1,000,000       $1,000,000          -             8,299         8,299           -
BTPO Growth Vs Value..................   $3,000,000       $3,000,000          -            24,896        24,896           -
Canyon Capital Arbitrage Master Hedge
Fund, Ltd.............................   $3,000,000       $3,000,000          -            24,896        24,896           -
Canyon Value Realization Fund
(Cayman), Ltd........................   $12,750,000      $12,750,000          -           105,810       105,810           -
CFFX, LLC.............................  $10,000,000      $10,000,000          -            82,988        82,988           -
CSFB Convertible & Quantitative
Strategies Ltd........................   $3,000,000       $3,000,000          -            24,896        24,896           -
Cheyne Capital Management Limited.....  $10,000,000      $10,000,000          -            82,988        82,988           -
CIBC World Markets....................  $11,000,000      $11,000,000          -            91,287        91,287           -
Credit Suisse First Boston Corporation   $1,000,000       $1,000,000          -             8,299         8,299           -
D.E. Shaw Investments, L.P............   $5,000,000       $5,000,000          -            41,494        41,494           -
D.E. Shaw Valence, L.P................  $20,000,000      $20,000,000          -           165,976       165,976           -
Deephaven Domestic Convertible
Trading Ltd...........................  $59,570,000      $59,570,000          -           494,360       494,360           -
Deutsche Bank Securities Inc..........  $32,980,000      $32,980,000          -           273,694       273,694           -
Double Black Diamond Offshore LDC.....   $4,722,000       $4,722,000          -            39,187        39,187           -
Engineers Joint Pension Fund..........     $895,000         $895,000          -             7,427         7,427           -
Enterprise Convertible Securities Fund     $259,000         $259,000          -             2,149         2,149           -
First Union Securities, Inc./Bank
Trading...............................  $41,185,000      $41,185,000          -           341,786       341,786           -
Forest Fulcrum Fund L.P...............   $1,120,000       $1,120,000          -             9,295         9,295           -
Forest Global Convertible Fund A.S....   $6,205,000       $6,205,000          -            51,494        51,494           -

                                         PRINCIPAL                                       NUMBER OF
                                           AMOUNT                         PRINCIPAL        SHARES                     NUMBER OF
                                        AT MATURITY                        AMOUNT        OF COMMON     NUMBER OF       SHARES
                                          OF LYONS                      AT MATURITY OF     STOCK        SHARES       OF COMMON
                                        BENEFICIALLY  PRINCIPAL AMOUNT   LYONS TO BE    BENEFICIALLY   OF COMMON     STOCK TO BE
                                        OWNED PRIOR    AT MATURITY OF    OWNED AFTER    OWNED PRIOR   STOCK BEING    OWNED AFTER
                                           TO THE       LYONS BEING     COMPLETION OF      TO THE       OFFERED     COMPLETION OF
NAME                                      OFFERING     OFFERED HEREBY   THE OFFERING    OFFERING(1)     HEREBY      THE OFFERING
-----------------------------------------------------------------------------------------------------------------------------------
Gaia Offshore Master Fund Ltd.........  $20,000,000      $20,000,000          -           165,976       165,976           -
Goldman Sachs and Company.............   $5,250,000       $5,250,000          -            43,569        43,569           -
Gulf Investment Corporation...........     $550,000         $550,000          -             4,564         4,564           -
HBK Master Fund L.P...................  $34,500,000      $34,500,000          -           286,309       286,309           -
Innovest Finanzdienstleistungs........   $1,172,000       $1,172,000          -             9,726         9,726           -
JMG Capital Partners L.P..............  $11,250,000      $11,250,000          -            93,362        93,362           -
JMG Triton Offshore Fund Ltd..........   $2,500,000       $2,500,000          -            20,747        20,747           -
Jefferies & Company, Inc..............   $1,500,000       $1,500,000          -            12,448        12,448           -
KBC Financial Products (Cayman
Islands) Limited......................  $20,000,000      $20,000,000          -           165,976       165,976           -
KBC Financial Products USA Inc........  $10,000,000      $10,000,000          -            82,988        82,988           -
LDG Limited...........................     $500,000         $500,000          -             4,149         4,149           -
Lyxor Master Fund(2)..................  $1,000,000,       $1,000,000          -             8,299         8,299           -
Lumbermens............................     $927,000         $927,000          -             7,693         7,693           -
MFS Total Return Fund.................   $1,650,000       $1,650,000          -           136,930       136,930           -
Mainstay Convertible Fund.............     $920,000         $920,000          -             7,635         7,635           -
Mainstay VP Convertible Portfolio.....     $760,000         $760,000          -             6,307         6,307           -
McMahan Securities Co. L.P............   $2,550,000       $2,550,000          -            21,162        21,162           -
Merrill Lynch Pierce, Fenner & Smith,
Inc...................................   $8,325,000       $8,325,000          -            69,088        69,088           -
Merrill Lynch Quantitative Advisors
Convertible Securities Arbitrage LTD..  $36,500,000      $36,500,000          -           302,906       302,906           -
Morgan Stanley & Co...................  $20,050,000      $20,050,000          -           166,391       166,391           -
Motion Picture Industry...............   $1,045,000       $1,045,000          -             8,672         8,672           -
Newport Investments, Inc..............   $6,000,000       $6,000,000          -            49,793        49,793
New York Life Separate Account #7.....     $130,000         $130,000          -             1,079         1,079           -
Nicholas Applegate Convertible Fund...   $2,746,000       $2,746,000          -            22,789        22,789           -
Nomura Securities.....................  $10,250,000      $10,250,000          -            89,531        85,063         4,468
Otter Creek Partners I, L.P...........     $800,000         $800,000          -             6,639         6,639           -
Otter Creek International, Ltd........   $1,200,000       $1,200,000          -             9,959         9,959           -
Pacific Life Insurance Company........   $1,000,000       $1,000,000          -             8,299         8,299           -
Paloma Securities L.L.C...............  $15,000,000      $15,000,000          -           140,182       124,482        15,700
Physicians Life.......................     $707,000         $707,000          -             5,867         5,867           -
R2 Investments, LDC...................  $31,500,000      $31,500,000          -           261,412       261,412           -
RCG Latitude Master Fund..............   $1,000,000       $1,000,000          -             8,299         8,299           -
Royal Bank of Canada(3)...............  $11,000,000      $11,000,000          -            96,987        91,287         5,700
San Diego City Retirement.............   $1,715,000       $1,715,000          -            14,232        14,232           -
San Diego County Convertible..........   $3,484,000       $3,484,000          -            28,913        28,913           -
Screen Actors Guild...................     $960,000         $960,000          -             7,967         7,967           -
SG Cowen Securities Corporation.......  $35,000,000      $35,000,000          -           290,458       290,458           -
Susquehanna Capital Group.............   $5,900,000       $5,900,000          -            48,963        48,963           -
Sylvan IMA Ltd........................     $590,000         $590,000          -             4,896         4,896           -
TD Securities (USA), Inc.(4)..........  $44,500,000      $44,500,000          -           369,297       369,297           -
TQA Master Fund, Ltd..................   $8,000,000       $8,000,000          -            66,390        66,390           -
TQA Master Plus Fund, Ltd.............   $7,500,000       $7,500,000          -            62,241        62,241           -
UBK AM Arbitrage Fund.................     $500,000         $500,000          -             4,149         4,149           -
UBK AM Global High Yield Fund, Ltd....     $500,000         $500,000          -             4,149         4,149           -
UBS AG London Branch..................  $92,500,000      $92,500,000          -           767,639       767,639           -
UBS O'Connor LLC F/B/O UBS Global
Equity Arbitrage Master Ltd...........  $35,000,000      $35,000,000          -           290,458       290,458           -
UBS Warburg LLC.......................   $8,600,000       $8,600,000          -            71,370        71,370           -

                                         PRINCIPAL                                       NUMBER OF
                                           AMOUNT                         PRINCIPAL        SHARES                     NUMBER OF
                                        AT MATURITY                        AMOUNT        OF COMMON     NUMBER OF       SHARES
                                          OF LYONS                      AT MATURITY OF     STOCK        SHARES       OF COMMON
                                        BENEFICIALLY  PRINCIPAL AMOUNT   LYONS TO BE    BENEFICIALLY   OF COMMON     STOCK TO BE
                                        OWNED PRIOR    AT MATURITY OF    OWNED AFTER    OWNED PRIOR   STOCK BEING    OWNED AFTER
                                           TO THE       LYONS BEING     COMPLETION OF      TO THE       OFFERED     COMPLETION OF
NAME                                      OFFERING     OFFERED HEREBY   THE OFFERING    OFFERING(1)     HEREBY      THE OFFERING
-----------------------------------------------------------------------------------------------------------------------------------
Value Realization Fund, LP............   $6,750,000       $6,750,000          -            56,017        56,017           -
Wake Forest University................   $1,389,000       $1,389,000          -            11,527        11,527           -
White River Securities L.L.C..........   $7,000,000       $7,000,000          -            58,092        58,092           -
Worldwide Transactions Ltd............     $259,000         $259,000          -             2,149         2,149           -
Writers Guild.........................     $560,000         $560,000          -             4,647         4,647           -
Wyoming State Treasurer...............   $1,943,000       $1,943,000          -            16,125        16,125           -
Zola Partners L.P.....................     $900,000         $900,000          -             7,469         7,469           -

----------------------

(1) The stated amounts, to the extent they describe common stock issuable upon conversion of the holder's LYONs, assume conversion of all of the holders' LYONs at a conversion price of 8.2988 shares of our common stock per $1,000 principal amount at maturity of the LYONs. This conversion price, however, will be subject to adjustment as described under "Description of the LYONs - Conversion Rights" in our prospectus dated July 12, 2001. As a result, the number of shares of our common stock issuable upon conversion of the LYONs and, therefore, attributable to holders of LYONs, may increase or decrease in the future.

(2) The LYONs offered by Lyxor Master Fund pursuant to this prospectus are held by Bear, Stearns & Co., Inc. and are managed by Arbitex Capital Limited.

(3) John Sinders, Jr., a Shaw director, is employed by a wholly owned subsidiary of the Royal Bank of Canada.

(4) TD Securities has an ongoing lending relationship with Shaw Communications, Inc.